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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2007 (April 26, 2007)
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51820 (Commission File Number)	77-0567768 (IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 1020 East Meadow Circle Palo Alto, California (Address of principal executive offices)	94303 (Zip Code)
Registrant’s telephone number, including area code: (650) 687-3900
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 26, 2007, Alexza Pharmaceuticals, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Pacific Growth Equities LLC and RBC Capital Markets Corporation, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Subject to the terms and conditions of the Purchase Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 6,000,000 shares (the “Shares”) of the Company’s authorized but previously unissued common stock, par value $0.0001 (the “Common Stock”) at a public offering price of $10.25 per Share. The resulting aggregate net proceeds to the Company from this Common Stock offering after an underwriting discount totaling approximately $3.7 million, but before expenses, will be approximately $57.8 million. Under the terms of the Purchase Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 900,000 shares of common stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-141739) previously filed with the Securities and Exchange Commission on April 2, 2007. The Underwriters’ obligations to purchase the Shares is subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions and approval of legal matters by their respective counsels. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended or to contribute to the payments the Underwriters may be required to make in respect of these liabilities. Subject to certain exceptions, the Company, all of the Company’s directors and executive officers and certain stockholders also agreed not to sell or transfer any Common Stock held by them for 90 days after April 26, 2007 without first obtaining the written consent of Merrill Lynch and Morgan Stanley. The closing of the sale of 6,000,000 Shares is scheduled to occur on or about May 2, 2007. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
     The foregoing is a summary of the terms of the Purchase Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, copies of which are attached hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

1.1	Purchase Agreement, dated April 26, 2007, by and among Alexza Pharmaceuticals, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Pacific Growth Equities LLC and RBC Capital Markets Corporation, as representatives of the several underwriters party thereto.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Cooley Godward Kronish llp. Reference is made to Exhibit 5.1

99.1	Press Release, dated April 27, 2007, entitled “Alexza Pharmaceuticals Announces Pricing of Public Offering of 6,000,000 Shares of Common Stock.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.
Date: April 27, 2007	By:	/s/ Thomas B. King
Thomas B. King,
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Purchase Agreement, dated April 26, 2007, by and among Alexza Pharmaceuticals, Inc. and Merrill Lynch & Co. Merrill Lynch, Pierce Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Pacific Growth Equities LLC and RBC Capital Markets Corporation, as representatives of the several underwriters party thereto.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Cooley Godward Kronish llp. Reference is made to Exhibit 5.1

99.1	Press Release, dated April 27, 2007, entitled “Alexza Pharmaceuticals Announces Pricing of Public Offering of 6,000,000 Shares of Common Stock.”